UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                FEBRUARY 22, 2005


                               SEALIFE CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                   0-13895                  34-1444240
(State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)            File Number)            Identification No.)


        5601 W. SLAUSON AVE., CULVER CITY, CALIFORNIA            90293
          (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (310) 338-9757

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 22, 2005, Sealife Marine Products, Inc. ("SeaLife Marine"), a California corporation and subsidiary of the Registrant, SeaLife Corporation, a Delaware corporation ("SeaLife"), entered into a distribution agreement (the "Distribution Agreement") with Sealife Marine Africa PTY Ltd. ("Sealife Africa"), pursuant to which Sealife Africa will be the exclusive distributor of, and will promote the sale and use of products manufactured by SeaLife Marine, in Sub-Saharan Africa for a term of three years. Prior to the execution of the Distribution Agreement, no material relationship existed between SeaLife Marine and Sealife Africa.

         A copy of the Registrant's press release issued on February 23, 2005, announcing SeaLife Marine's entry into the Distribution Agreement, is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         On February 22, 2005, SeaLife, SeaLife Marine and Brokers Unlimited, Inc. ("BUI") agreed to terminate their Consulting Agreement dated November 22, 2004 (the "BUI Consulting Agreement"), effective as of January 1, 2005. The services to have been provided by BUI pursuant to the terms of the BUI
Consulting Agreement, including product testing services, advertising and marketing of SeaLife Marine products, and participation in the government approval process for Sealife Marine products in Europe, will now be provided to the Company by each of the principals of BUI pursuant to individual independent contractor agreements. No early termination penalties were incurred by SeaLife, SeaLife Marine or BUI as a result of this termination.

         SeaLife and BUI are currently parties to that certain Sales Force Agreement dated as of January 21, 2004, pursuant to which BUI functions as SeaLife Marine's worldwide sales agent.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  99.1 Press Release issued by the Registrant on February 23, 2005.


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


                                  EXHIBIT INDEX

EXHIBIT NUMBER     DESCRIPTION
--------------     -----------

99.1               Press Release issued by the Registrant on February 23, 2005.


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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 25, 2005                SEALIFE CORPORATION


                                  /S/ ROBERT A. MCCASLIN
                                 -----------------------------------------------
                                 Robert A. McCaslin, Chief Executive Officer and Chief Financial Officer


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